UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2018 (December 12, 2018)

SMTC CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 0-31051

Delaware	98-0197680
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7050 Woodbine Avenue, Suite 300

Markham, Ontario, Canada L3R 4G8
(Address of principal executive offices, including zip code)

(905) 479-1810
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On June 15, 2018, at a meeting of the Board of Directors (the “Board”) of SMTC Corporation, a Delaware corporation (the “Company”), the Board approved an amendment (the “Amendment”) to the Company’s Fifth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) in order to remove Article X, Section 4 of the Certificate of Incorporation in its entirety, for the purpose of removing (i) the requirement that a member of the Board may only be removed “for cause” and (ii) the establishment of the vote required to remove a director at 75% of the shares then entitled to vote at an election of directors. The Board further approved the submission of the Amendment to the stockholders for approval. On August 7, 2018, at Company’s annual meeting of stockholders, the stockholders voted to approve the Amendment.

On December 12, 2018, the Company filed a Certificate of Amendment to its Certificate of Incorporation reflecting the Amendment with the Secretary of State of the State of Delaware (the “Certificate of Amendment”), which became effective upon filing. The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment of Certificate of Incorporation of SMTC Corporation

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTC Corporation

Date: December 18, 2018	By:	/s/ Edward Smith
Edward Smith
President and Chief Executive Officer